Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 28, 2022, relating to the financial statements of Enterprise Products Partners L.P. and the effectiveness of Enterprise Products Partners L.P.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Enterprise Products Partners L.P. for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Houston, Texas

November 22, 2022